                                                                 EXHIBIT (8)(nn)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
     BETWEEN SELIGMAN VALUE FUND SERIES, INC., SELIGMAN ADVISORS, INC., AND
                      MERRILL LYNCH LIFE INSURANCE COMPANY

     THIS AMENDMENT, effective as of the 1st day of May, 2007, by and among Seligman Value Fund Series, Inc., (the "Fund"), a Maryland corporation and Seligman Advisors, Inc., (the "Underwriter"), a Delaware corporation and Merrill Lynch Life Insurance Company, an Arkansas life insurance company (the "Company");

                                   WITNESSETH:

     WHEREAS, the Fund, the Underwriter and the Company heretofore entered into a Participation Agreement dated October 11, 2002, (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

     WHEREAS, the Fund, the Underwriter, and the Company desire to amend (1) the parties to this Participation Agreement to include Seligman Capital Fund, Inc., together with Seligman Value Fund Series, Inc., (each a "Fund", and collectively, the "Funds") and (2) Schedules A and B to the Agreement in accordance with the terms of the Agreement.

     NOW, THEREFORE, in consideration of the above premises, the Funds, the Underwriter and the Company hereby agree:

     1.   Amendment.

             (a) The parties to the Participation Agreement is hereby amended to add Seligman Capital Fund, Inc. a Maryland corporation
             (b) Schedules A and B to the Agreement are amended in their entirety and are replaced by the Schedules A and B attached hereto;
             (c) Section 9 of the Agreement is hereby amended as follows:


          If to the Company: Barry G. Skolnick, Esquire
                             Senior Vice President & General Counsel
                             1700 Merrill Lynch Drive, 3rd Floor
                             Pennington, New Jersey 08534


     2. Effectiveness. The amended Agreement shall be effective as of the date first above written.

     3. Several and not Joint. All representations, warranties and agreements made by any Fund or by the Underwriter are several and not joint. Without limiting the generality of the prior sentence, each of the Funds and the Underwriter shall be deemed to be making representations, warranties and agreements solely with respect to itself as if this agreement were a seperate agreement between each such Fund, the Underwriter and the Company. No party shall be liable for the acts or omissions or any breach of this agreement by any other party.

     4. Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms..

     5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.


     IN WITNESS WHEREOF, the Funds, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

SELIGMAN VALUE FUNDS SERIES, INC.        MERRILL LYNCH LIFE INSURANCE COMPANY


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name: Kirsty Lieberman
      -------------------------------         ----------------------------------
Title:                                  Title: Vice President & Senior Counsel
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------


SELIGMAN CAPITAL FUND, INC.

By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------


SELIGMAN ADVISORS, INC.

By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

                                   SCHEDULE A

Dated:  May 1, 2007



SEPARATE ACCOUNTS OF THE COMPANY

Merrill Lynch Life Variable Annuity Separate Account D


CONTRACTS

Contract #ML-VA-006
Contract #ML-VA-010

                                   SCHEDULE B

                        DESIGNATED PORTFOLIOS AND CLASS



Dated:  May 1, 2007



Seligman Value Fund Series, Inc.

     -  Seligman Smaller-Cap Value Fund            Class A



Seligman Capital Fund, Inc.

     -  Seligman Capital Fund                      Class A
